ZALICUS

ZALICUS GRANTED KEY FORMULATION PATENT FOR Z160

Extends Z160 Patent Coverage through March 2032

CAMBRIDGE, Mass. – April 2, 2013 – Zalicus Inc. (Nasdaq Global Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today announced that it has been granted a patent by the U.S. Patent and Trademark office (USPTO) covering novel formulations of its product candidate Z160. United States patent number 8,409,560, entitled “Solid Dispersion Formulations and Methods of Use Thereof,” provides broad coverage for a range of novel Z160 pharmaceutical compositions and methods of using these compositions in the treatment of pain.

“We are delighted to have been issued this important patent extending Z160’s patent protection and exclusivity into 2032,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Solid dispersion technology is well-characterized and has been utilized in a number of commercial and late-stage development products. Building on this knowledge, Zalicus has developed solid dispersion formulations of Z160 that have uniquely improved its bioavailability and have facilitated its advancement into two ongoing Phase 2a clinical trials in chronic neuropathic pain.”

About Z160

Zalicus is currently advancing Z160, a first-in-class, oral, state-dependent, selective N-type calcium channel (Cav 2.2) blocker, through Phase 2a clinical development in chronic neuropathic pain. Z160 is designed to selectively target neuronal pain signaling by modulating neurons that are undergoing high-frequency firing. Z160 has demonstrated efficacy in multiple animal models of neuropathic and inflammatory pain, suggesting that it has the potential to treat a broad range of chronic pain conditions. Additionally, clinical trials in over 200 subjects have established Z160 as a safe and well tolerated drug candidate. N-type calcium channels have been recognized as key targets in controlling pain because of their key role in transmitting pain through the spinal nerves to the brain.

About Zalicus

Zalicus Inc. (Nasdaq Global Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain such as Z160 and Z944 and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidate Z160, its potential, its formulation and plans for its clinical development. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

words like "believe," "expect," "may," "will," "should," "seek," “plan,” “project” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the clinical and formulation development of its product candidates, the unproven nature of the Zalicus Ion channel drug discovery technology, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2013 Zalicus Inc. All rights reserved.

-End-

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com